UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 12, 2016

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 12, 2016 the Board of Directors of Sophiris Bio Inc., based upon the nomination and recommendation of the Corporate Governance and Nomination Committee of the Board of Directors, approved the appointment of Allison Hulme, Ph.D. as a director of the Company to fill a vacancy on the Board of Directors. Dr. Hulme currently serves as the Company’s Chief Operating Officer and Head of Research and Development and will continue to serve in these roles. Dr. Hulme will serve as a member of the Board of Directors until the Company’s 2017 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.

There are no arrangements or understandings between Dr. Hulme and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Dr. Hulme and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Other than transactions related to Dr. Hulme’s employment at the Company, there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Hulme and the Company and Dr. Hulme will not receive any additional compensation for her service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

Dated: October 14, 2016
	By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer